UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

GRAPHIC PACKAGING INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-14060	84-1208699

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4455 Table Mountain Drive
Golden, Colorado	80403

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 215-4600

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure

     On April 2, 2003, two putative class action lawsuits were filed in District Court, Jefferson County, Colorado, against Graphic Packaging International Inc. (the “Company”), the Company’s directors and Riverwood Holding, Inc. (“Riverwood”) relating to the proposed merger transaction (the “Merger”) between the Company and Riverwood pursuant to the Merger Agreement dated March 25, 2003 among the Company, Riverwood and Riverwood Acquisition Sub LLC (previously described in the Current Report on Form 8-K filed by the Company with the SEC on March 28, 2003). Each of the two Complaints alleges breach of fiduciary duties by the defendants to the Company’s public stockholders in connection with the proposed Merger. The Complaints, which are encaptioned Robert F. Smith, On Behalf of Himself and All Others Similarly Situated v. Jeffrey H. Coors, et al., and Harold Lightweis, On Behalf of Himself and All Others Similarly Situated v. Jeffrey H. Coors, et al., seek an injunction against consummation of the Merger, rescission of the Merger if it is consummated, unspecified damages, costs (including attorneys fees), and other relief permitted by law and equity. The Company believes that these lawsuits are without merit and intends to vigorously defend both cases.

Item 7. Financial Statements and Exhibits

     None required.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION

	By:	/s/ Jill B. W. Sisson, Esq.

	Name:	Jill B. W. Sisson, Esq.
	Title:	General Counsel and Secretary
Date: April 15, 2003